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              Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A) (No. 333-45293) of Sage Life Investment Trust of our report dated February 4, 2000, included in the 1999 Annual Report to shareholders.

                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 30, 2000